Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Representations and Warranties” (paragraphs 4.1(i) and 4.2(g)) of the Form of Agreement and Plan of Reorganization (included in Appendix D), “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of Munder Series Trust, dated October 29, 2011, as supplemented and restated June 1, 2012, which is incorporated by reference in the Combined Proxy Statement/Prospectus in the Registration Statement of Munder Series Trust on Form N-14 (the “N-14 Registration Statement”).

We also consent to the reference of our firm under the caption “Financial Highlights” in the Combined Proxy Statement/Prospectus of Munder Series Trust and to the incorporation by reference of our reports, dated August 23, 2012, on Munder International Fund — Core Equity and Munder International Equity Fund of Munder Series Trust included in the Annual Report to Shareholders for the fiscal year ended June 30, 2012, in the N-14 Registration Statement.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 17, 2012